EXHIBIT 21

                                SUBSIDIARIES OF
                            SMITH CORONA CORPORATION


                              Jurisdiction of          Name Doing
Name                          Incorporation            Business Under
Histacount Corporation        New York                  Histacount
                                                          Corporation

Smith Corona Overseas         Delaware                  Smith Corona Overseas
  Holdings, Inc.                                          Holdings, Inc.

Smith Corona Private          Republic of Singapore     Smith Corona Private
  Ltd.                                                    Ltd.

SCM Office Supplies,          Delaware                  SCM Office Supplies,
  Inc.                                                    Inc.

SCM (United                   Delaware                  SCM (United
 Kingdom) Limited                                         Kingdom) Limited

Smith Corona                  Ontario, Canada           Smith Corona
  (Canada) Limited                                        (Canada) Limited

Smith Corona France           Paris, France             Smith Corona France
  S.A.R.L.                                                S.A.R.L.

Smith Corona GmbH             Dusseldorf, Germany       Smith Corona GmbH

Smith Corona Australia        New South Wales,          Smith Corona Australia
  PTY Limited                  Australia                  PTY Limited
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